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                                                                    EXHIBIT 23.3

[FINPRO LETTERHEAD]
                                                 26 Church Street - P.O. Box 323
                                                        Liberty Corner, NJ 07938
                                           (908) 604-9336 - (908) 604-5951 (FAX)
                                        finpro @ cybernex.net - www.finpronj.com


June 19, 1998


Board of Directors
Sound Federal Savings & Loan Association
300 Mamaroneck Avenue
Mamaroneck, New York 10543-0160


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form S-1 Registration Statement, and amendments thereto, of Sound Federal Bancorp so filed with the Securities and Exchange Commission, the combined Notice of Mutual Holding Company Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company on "Form MHC-1/MHC-2" filed by Sound Federal Savings & Loan Association, and any amendments thereto, and the Conversion Valuation Appraisal Report ("Report") regarding the valuation of the Association provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the form S-1 and the forms MHC-1/MHC-2. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the Prospectus included in the form S-1 and the forms MHC-l/MHC-2, and any amendments thereto.


                                    Very Truly Yours,


                                    /s/ DONALD J. MUSSO

                                    Donald J. Musso


Liberty Corner, New Jersey
June 19, 1998